News from

Buckeye

FOR IMMEDIATE RELEASE
                Contact:                                  Steve Dean
                                Sr. Vice President
                      and Chief Financial Officer
            901-320-8352
                                                                          Daryn Abercrombie
                                                                         Investor Relations
                                                                        901-320-8908
                                                                                        Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES THIRD QUARTER 2012 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN April 3, 2012 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, April 25, 2012 at 10:00 a.m. Central (11:00 Eastern) to discuss third quarter 2012 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through May 25, 2012.

In addition, persons interested in listening by telephone may dial in at (800) 344-6491 within the United States.  International callers should dial (785) 830-7988. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 8134459.  This replay will be available until 1:00 p.m. CT May 9, 2012.

A press release will be issued via Business Wire after the market closes on April 24.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.